Exhibit 99.1

April 7, 2022

Liberty TripAdvisor Holdings to Conduct Quarterly Q&A Conference Call

ENGLEWOOD, Colo.--(BUSINESS WIRE)-- Liberty TripAdvisor Holdings, Inc. (“Liberty TripAdvisor”) (Nasdaq: LTRPA, LTRPB) announced that interested shareholders and analysts are invited to participate in a brief quarterly Q&A session following the completion of the prepared remarks on Liberty Broadband Corporation’s first quarter earnings conference call. During this Q&A session, management will be accepting questions regarding Liberty Broadband Corporation and Liberty TripAdvisor. The conference call will be held on Friday, May 6th at 11:15 a.m. E.T. During the call, management may discuss the financial performance and outlook of these companies, as well as other forward looking matters.

Please call GlobalMeet at (800) 458-4121 or +1 (323) 794-2093, passcode 3992653, at least 10 minutes prior to the call. Callers will need to be on a touch-tone telephone to ask questions. The conference administrator will provide instructions on how to use the polling feature.

In addition, the conference call will be broadcast live via the Internet. All interested participants should visit the Liberty TripAdvisor website at https://www.libertytripadvisorholdings.com/investors/news-events/ir-calendar to register for the webcast. Replays of the call will also be available on the Liberty TripAdvisor website. The conference call will be archived on the website after appropriate filings have been made with the SEC.

About Liberty TripAdvisor Holdings, Inc.

Liberty TripAdvisor Holdings, Inc. (Nasdaq: LTRPA, LTRPB) consists of its subsidiary Tripadvisor. Tripadvisor is the world's largest travel platform, aggregating reviews and opinions from its community of travelers about accommodations, restaurants, experiences, airlines and cruises throughout the world.

Liberty TripAdvisor Holdings, Inc.
Courtnee Chun, 720-875-5420

Source: Liberty TripAdvisor Holdings, Inc.